Exhibit 99.1

Lexeo Therapeutics Reports Fourth Quarter and Full Year 2025 Financial Results and Operational Highlights

SUNRISE-FA 2 open-label, pivotal trial protocol and SAP for LX2006 submitted to FDA in Q1 2026 following

Type B meeting; study initiation on track for 1H 2026

First CMC Development and Readiness Program (CDRP) meeting for LX2006 in Q1 2026; aligned with FDA on flexible approach to process validation such as reduced PPQ manufacturing batches

Late-breaking oral presentations at the American College of Cardiology (ACC) Annual Meeting demonstrate continued, encouraging efficacy and safety data across LX2006 and LX2020 programs

Established research collaboration with Johnson & Johnson to explore targeted cardiac delivery of AAV gene therapy using novel, localized routes of administration

Strengthened leadership team with addition of new Chief Medical Officer and senior appointments bolstering cardiac expertise

Cash, cash equivalents and investments of $246.6 million expected to provide operational runway into 2028

NEW YORK – March 30, 2026 (GLOBE NEWSWIRE) – Lexeo Therapeutics, Inc. (Nasdaq: LXEO), a clinical stage genetic medicine company dedicated to pioneering novel treatments for cardiovascular diseases, today provided business updates across its portfolio and reported financial results for the fourth quarter and full year 2025.

“Over the past year we have made meaningful progress across our cardiac pipeline, including significant advancements for both LX2006 and LX2020,” said R. Nolan Townsend, Chief Executive Officer of Lexeo Therapeutics. “Most recently, we were pleased to be selected for two Late-Breaker presentations at the American College of Cardiology and appreciate the opportunity to engage the cardiology community around the future of precision medicine in cardiovascular care. Looking ahead, we remain focused on disciplined execution as we continue to advance our pipeline toward key milestones. With additional resources from our October financing, the expansion of our cardiac leadership team, and multiple announced preclinical research collaborations, we believe Lexeo is well positioned to drive significant long-term value for patients and shareholders.”

Program Updates and Recent Progress

LX2006 in Friedreich Ataxia (FA)

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In October 2025, Lexeo announced progress in FDA discussions and reported positive interim clinical data from both ongoing Phase I/II studies of LX2006 demonstrating an encouraging safety profile and evidence of meaningful cardiac and functional benefit. LX2006 was generally well tolerated and associated with improvements in cardiac structure, biomarkers, and functional outcomes, including reduced left ventricular mass index (LVMI) and improved modified Friedreich Ataxia Rating Scale (mFARS) scores across participants with more than six months of follow‑up.
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In November 2025, FDA approved the analytical comparability report establishing comparability between LX2006 HEK293 and Sf9 manufacturing processes, endorsing use of the optimized, Sf9 final commercial manufacturing process for LX2006 in the planned pivotal study and clearing comparability requirements to begin dosing patients.
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In February 2026, Lexeo submitted the final registrational trial design and statistical analysis plan (SAP) for the SUNRISE‑FA 2 pivotal study to the FDA following a Type B meeting. The proposed open-label study is generally consistent with previously communicated guidance on key design elements, such as study size, duration, patient population, and the LVMI primary endpoint, and incorporates FDA feedback on minimizing bias, including physician selection bias of study participants. Lexeo expects to receive final feedback from the FDA in the second quarter of 2026 and plans to provide a more detailed update at that time.
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In March 2026, Lexeo conducted an initial Chemistry, Manufacturing and Controls (CMC) Development and Readiness Program (CDRP) meeting with the FDA for LX2006, during which the agency reiterated its support for a flexible validation approach including potential for reduced process performance qualification (PPQ) runs and concurrent process validation. Lexeo is proceeding with validation and commercial manufacturing readiness activities to support the Biologic License Application (BLA) submission for LX2006.
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In March 2026, Lexeo shared updated interim clinical data for LX2006 at the ACC Annual Meeting.

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Phase I/II interim clinical data continue to show sustained or deepening improvements across both cardiac and neurologic measures of FA, including statistically significant improvement in mean mFARS scores for LX2006-treated participants compared to a propensity-matched control cohort from the UNIFAI natural history study.
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LX2006 remains generally well tolerated with no Grade 3+ SAEs to date.
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Anticipated milestones for the remainder of 2026 include:
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FDA feedback on protocol submission expected in Q2 2026
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Initiate SUNRISE-FA 2 pivotal trial in the first half of 2026

LX2020 in PKP2 Arrhythmogenic Cardiomyopathy (PKP2-ACM)

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In January 2026, Lexeo reported positive interim clinical data from the HEROIC PKP2 Phase I/II clinical trial evaluating LX2020. Clinical data from the program were presented at the ACC Annual Meeting in March 2026.
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Cardiac biopsy assessments demonstrated dose dependent increases in PKP2 protein expression, vector copy number, and transgene mRNA.
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In high-dose cohorts, mean arrythmia burden was reduced at the latest visit and the majority of participants reported symptom improvement.
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LX2020 remains generally well tolerated across ten participants dosed with no clinically significant complement activation to date.
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Anticipated milestones for the remainder of 2026 include:
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12-month data update for all high dose participants in Q4 2026
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Regulatory engagement with the FDA expected in 2026

Corporate Updates

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Strengthened cardiovascular and commercial expertise through key leadership appointments, including the appointment of Narinder Bhalla, MD, as Chief Medical Officer. Dr. Bhalla brings deep experience building and scaling global medical and clinical development organizations and leading successful product launches, most recently at Bristol Myers Squibb and at AstraZeneca. Additional senior leadership appointments further underscore Lexeo’s expanding capabilities in cardiovascular medicine and late-stage clinical development.
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Established research collaboration with Johnson & Johnson to explore targeted cardiac delivery of AAV gene therapy. Collaboration combines Lexeo’s expertise in cardiac genetic medicine with Johnson & Johnson’s expertise in cardiovascular therapeutics and circulatory technologies, including Impella™ heart pumps, to enable the accelerated development of a preclinical cardiac target using novel, localized routes of viral gene therapy administration.
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Executed $154 million equity financing in October 2025 to further advance development of the company’s cardiac pipeline and to support registrational readiness activities for LX2006.

Fourth Quarter and Full Year 2025 Financial Results

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Cash Position: As of December 31, 2025, cash, cash equivalents, and investments in marketable securities were $246.6 million, which Lexeo believes will be sufficient to fund operations into 2028.
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Research & Development Expenses: Research and Development expenses were $16.2 million for the three months ended December 31, 2025, compared to $18.4 million for the three months ended December 31, 2024. Research and Development expenses were $63.8 million for the year ended December 31, 2025, compared to $74.1 million for the year ended December 31, 2024.
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General & Administrative Expenses: General and Administrative expenses were $6.9 million for the three months ended December 31, 2025, compared to $9.0 million for the three months ended December 31, 2024. General and Administrative expenses were $45.5 million for the year ended December 31, 2025, compared to $31.7 million for the year ended December 31, 2024.
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Net Loss: Net loss was $20.9 million or $0.27 per share (basic and diluted) for the three months ended December 31, 2025, compared to $25.9 million or $0.78 per share (basic and diluted) for the three months ended December 31, 2024. Net loss was $100.0 million or $1.86 per share (basic and diluted) for the year ended December 31, 2025, compared to $98.3 million or $3.09 per share (basic and diluted) for the year ended December 31, 2024.

About Lexeo Therapeutics

Lexeo Therapeutics is a New York City-based, clinical stage genetic medicine company dedicated to reshaping heart health by applying pioneering science to fundamentally change how cardiovascular diseases are treated. The Company is advancing a portfolio of therapeutic candidates that take aim at the underlying genetic causes of conditions, including LX2006 in Friedreich ataxia (FA), LX2020 in plakophilin-2 (PKP2) arrhythmogenic cardiomyopathy, and others in devastating diseases with high unmet need.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, Lexeo’s expectations and plans regarding its current product candidates and programs and the timing for receipt and announcement of data from its clinical trials, the timing and likelihood of potential regulatory developments and approval, expectations regarding the time period over which Lexeo’s capital resources will be sufficient to fund its anticipated operations and estimates regarding Lexeo’s financial condition. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Lexeo believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements. These forward-looking statements are based upon current information available to the company as well as certain estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Lexeo’s filings with the U.S. Securities and Exchange Commission (SEC)), many of which are beyond the company’s control and subject to change. Actual results could be materially different from those indicated by such forward-looking statements as a result of many factors, including but not limited to: risks and uncertainties related to global macroeconomic conditions and related volatility; expectations regarding the initiation, progress, and expected results of Lexeo’s preclinical studies, clinical trials and research and development programs; the unpredictable relationship between preclinical study results and clinical study results; delays in submission of regulatory filings or failure to receive regulatory approval; liquidity and capital resources; and other risks and uncertainties identified in Lexeo’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 5, 2025, and subsequent future filings Lexeo may make with the SEC. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Lexeo claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Lexeo expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Media Response:

Media@lexeotx.com

Investor Response:

Ashley Kaplowitz

akaplowitz@lexeotx.com

Lexeo Therapeutics, Inc.

Selected Financial Information

(in thousands, except share and per share amounts)

Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)
Operating expenses
Research and development	$16,210	$18,366	$63,797	$74,091
General and administrative	6,906	9,016	45,460	31,675
Total operating expenses	23,116	27,382	109,257	105,766
Operating loss	(23,116)	(27,382)	(109,257)	(105,766)
Other income and expense
Gain on long-term investment	-	-	3,390	-
Other income (expense), net	9	-	(18)	(9)
Interest expense	(20)	(30)	(95)	(137)
Interest income	2,213	1,465	6,130	7,556
(Amortization of premium) accretion of discount on investments in U.S. Treasury securities, net	(5)	23	(111)	23
Total other income and expense	2,197	1,458	9,296	7,433
Loss from operations before income taxes	(20,919)	(25,924)	(99,961)	(98,333)
Income taxes	-	-	-	-
Net loss	$(20,919)	$(25,924)	$(99,961)	$(98,333)
Net loss per common share, basic and diluted	$(0.27)	$(0.78)	$(1.86)	$(3.09)
Weighted average number of shares outstanding used in computation of net loss per common share, basic and diluted	76,356,996	33,076,094	53,645,323	31,787,491

Balance Sheet Data

	December 31,	December 31,
	2025	2024
Cash, cash equivalents, and investments in U.S. Treasury securities	$246,568	$128,530
Total assets	268,688	146,942
Total liabilities	22,019	30,100
Total stockholders' equity	246,669	116,842